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EXHIBIT 4.20

THESE WARRANTS AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE WARRANTS AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT UNDER SUCH ACT AND SUCH LAWS WITH RESPECT TO THESE WARRANTS AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


WARRANT CERTIFICATE      7,142,858 COMMON STOCK WARRANTS
NO. 190

                             USA TECHNOLOGIES, INC.
                             ----------------------
                             COMMON STOCK WARRANTS
                             ----------------------

                  (These Warrants will be void if not exercised
                   by the Termination Dates specified below.)


1.  Warrants.
    ---------

     Subject to the terms and conditions hereof, this certifies that KAZI MANAGEMENT VI, INC., is the owner of 7,142,858 Warrants (the "Warrants") of USA Technologies, Inc., a Pennsylvania corporation (the "Company"). Each Warrant, when vested in accordance with Section 3 hereof, entitles the holder to purchase from the Company at any time prior to the Termination Date of such Warrant (as set forth in Section 4 hereof), one fully paid and non-assessable share of the Company's Common Stock, without par value (the "Common Stock"), subject to adjustment as provided in Section 8 hereof.

2. Warrant Price.
   -------------

     a. The Warrants, when vested, shall be exercised by delivery to the Company (prior to the Termination Dates for such Warrants as set forth in Section 4 hereof) of the applicable Warrant price for each share of Common Stock being purchased hereunder (the "Warrant Price"), this Certificate, and the completed Election To Purchase Form which is attached hereto.

     b. The Warrant Price for the 7,142,858 shares of Common Stock underlying the Warrants evidenced by this Certificate shall be $.07 per share of Common Stock. The Warrant Price shall be subject to adjustment as provided in Section 8 hereof. The Warrant Price is payable either in cash or by certified check or bank draft payable to the order of the Company.

     3. Vesting of Warrants. Notwithstanding anything contained herein to the contrary, the Warrants shall not become vested unless and until the shareholders of the Company shall have approved the increase in the authorized number of shares of Common Stock of the Company from 150,000,000 to 200,000,000 at the special meeting of shareholders of the Company scheduled for October 28, 2002. Unless and until the Warrants become vested, this Warrant shall not be exercisable.

     4. Termination Date. Each Warrant, when vested in accordance with Section 3 hereof, must be exercised in accordance with the terms hereof prior to the Termination Date relating to such Warrant, all as set forth below ("Termination Date").

Number
of Warrants                                 Termination Date
------------------------------------------------------------

3,571,429                                   60 days following the declaration of
                                            effectiveness under the Act by the
                                            Securities and Exchange Commission
                                            of the Registration Statement (as
                                            such term is defined in the
                                            Registration Rights Agreement dated
                                            of even date herewith between the
                                            Company and KAZI) covering the
                                            shares of Common Stock underlying
                                            this Warrant.

3,571,429                                   120 days following the declaration
                                            of effectiveness under the Act by
                                            the Securities and Exchange
                                            Commission of the Registration
                                            Statement (as such term is defined
                                            in the Registration Rights Agreement
                                            dated of even date herewith between
                                            the Company and KAZI) covering the
                                            shares of Common Stock underlying
                                            this Warrant.


On the Termination Date relating to any such Warrant any and all unexercised rights hereunder relating to such Warrant shall become null and void and such unexercised Warrant shall without any action on behalf of the Company become null and void.

     5.  Exercise.
         ---------

     Upon the surrender of this Certificate and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of this Warrant and in such name or names as the registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of any Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Common Stock on and as of the date of the delivery to the Company of this Certificate and payment of the Warrant Price as aforesaid. If, however, at the date of surrender of this Certificate and payment of such Warrant Price, the transfer books for the Common Stock purchasable upon the exercise of any Warrant shall be closed, the certificates for the Common Stock in respect to which any such Warrant are then exercised shall be issued and the owner of such Common Stock shall become a record owner of such Common Stock on and as of the next date on which such books shall be opened, and until such date the Company shall be under no duty to deliver any certificate for such Common Stock.

     6. Partial  Exercise.
        ------------------

     The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holder hereof, either as an entirety, or from time to time for any part of the Common Stock specified herein and, in the event that the Warrants are exercised with respect to less than all of the Common Stock specified herein at any time prior to the Termination Date, a new Certificate will be issued to such registered holder for the remaining number of Warrants not so exercised.

     7.  Lost,  Mutilated  Certificate.
         ------------------------------

     In case this Common Stock Warrant Certificate shall become mutilated, lost, stolen or destroyed, the Company shall issue in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and in substitution for the Certificate lost, stolen, or destroyed, a new Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such certificate and indemnity, if requested, also satisfactory to the Company.

     8.  Adjustments.
         ------------

     Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of shares of Common Stock subject to the Warrants shall be subject to adjustment from time to time only as set forth hereinafter:

     a. In case the Company shall declare a Common Stock dividend on the Common Stock, then the Warrant Price shall be proportionately decreased as of the close of business on the date of record of said Common Stock dividend in proportion to such increase of outstanding shares of Common Stock.

     b. If the Company shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the Warrant Price immediately prior to such subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification, or combination thereof, the Warrant Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Warrant Price shall become effective at the close of business on the record date for such subdivision or combination. The Warrant Price shall be proportionately increased or decreased, as the case may be, in proportion to such increase or decrease, as the case may be, of outstanding shares of Common Stock.

     c. Upon any adjustment of the Warrant Price as hereinabove provided, the number of shares of Common Stock issuable upon exercise of the Warrants remaining unexercised immediately prior to any such adjustment, shall be changed to the number of shares determined by dividing (i) the appropriate Warrant Price payable for the purchase of all shares of Common Stock issuable upon exercise of all of the Warrants remaining unexercised immediately prior to such adjustment by (ii) the Warrant Price per share of Common Stock in effect immediately after such adjustment. Pursuant to this formula, the total sum payable to the Company upon the exercise of the Warrants remaining unexercised immediately prior to such adjustment shall remain constant.

     d. (i)If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, person, or entity, or the sale of all or substantially all of its assets to another corporation, person, or entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash, property, or assets with respect to or in exchange for Common Stock, and provided no election is made by the Company pursuant to subsection (ii) hereof, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, person, or entity, as the case may be, shall agree that the registered holder of the Warrants shall have the right thereafter and until the Termination Date to exercise such Warrants for the kind and amount of stock, securities, cash, property, or assets receivable upon such reorganization, reclassification, consolidation, merger, or sale by a holder of the number of shares of Common Stock for the purchase of which such Warrants might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to such subsequent adjustments which shall be equivalent or nearly equivalent as may be practicable to the adjustments provided for in this Section 8.


     e. Whenever the Warrant Price and number of shares of Common Stock subject to this Warrant is adjusted as herein provided, the Company shall promptly mail to the registered holder of this Warrant a statement signed by an officer of the Company setting forth the adjusted Warrant Price and the number of shares of Common Stock subject to this Warrant, determined as so provided.

     f. This form of Certificate need not be changed because of any adjustment which is required pursuant to this Section 8. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of this Certificate that the Company may deem appropriate and that does not affect the substance hereof; and any Certificate thereafter issued, whether in exchange or substitution for this Certificate or otherwise, may be in the form as so changed.

     9. Reservation.
        ------------

     There has been reserved, and the Company shall at all times keep reserved out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by the Warrants. The Company agrees that all shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the Certificates for such Common Stock, validly issued and outstanding, fully paid and non-assessable.

     10. Fractional Shares.
         ------------------

     The Company shall not issue any fractional shares of Common Stock pursuant to any exercise of any Warrant and shall pay cash to the holder of any Warrant in lieu of any such fractional shares.

     11. No Right.
         ---------

     The holder of any Warrants shall not be entitled to any of the rights of a shareholder of the Company prior to the date of issuance of the Common Stock by the Company pursuant to an exercise of any Warrant.

     12. Securities Laws; Non-Qualified Warrant.
         ---------------------------------------

     As a condition to the issuance of any Common Stock pursuant to the Warrants, the holder of such Common Stock shall execute and deliver such representations, warranties, and covenants, that may be required by applicable federal and state securities law, or that the Company determines is reasonably necessary in connection with the issuance of such Common Stock. In addition, the certificates representing the Common Stock shall contain such legends, or restrictive legends, or stop transfer instructions, as shall be required by applicable Federal or state securities laws, or as shall be reasonably required by the Company.

     13. Registration Rights.
         --------------------

     The shares of Common Stock underlying this Warrant are subject to and covered by the Registration Rights Agreement dated of even date herewith between the Company and KAZI.

     14.  Certain  Exercise  Limits.
          --------------------------

     Notwithstanding anything herein to the contrary, if and to the extent that, on any date (the "Section 16 Determination Date"), the holding by KAZI of this Warrant would result in KAZI's becoming subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, by virtue of being deemed the "beneficial owner" of more than ten percent (10%) of the then outstanding shares of Common Stock of the Company, then KAZI shall not have the right to exercise any portion of this Warrant as shall cause KAZI to be deemed the beneficial owner of more than ten percent (10%) of the then outstanding shares of Common Stock of the Company during the period ending sixty (60) days after the Section 16 Determination Date.

     15. Applicable Law.
         ---------------

     The Warrants and this Certificate shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the laws thereof regardless of its choice of law rules.

     IN WITNESS WHEREOF, USA TECHNOLOGIES, INC., has executed and delivered this Certificate and caused its corporate seal to be affixed hereto.

                                                     USA TECHNOLOGIES, INC.


Corporate Seal                      By:        /s/ George R. Jensen, Jr.
                                            --------------------------------
                                                     George R. Jensen, Jr.
                                                     Chief Executive Officer


                                   Attest:    /s/ Leland P. Maxwell
                                            --------------------------------
                                               Leland P. Maxwell, Secretary

Dated: October 26, 2002

USA TECHNOLOGIES, INC.
200 Plant Avenue
Wayne, Pennsylvania  19087
Attn:  George R. Jensen, Jr.,
           Chief Executive Officer



                              ELECTION TO PURCHASE

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant Certificate No. of the Company. The undersigned desires to purchase shares of Common Stock provided for therein and tenders herewith full payment of the Warrant Price for the shares of Common Stock being purchased, all in accordance with the Certificate. The undersigned requests that a Certificate representing such shares of Common Stock shall be issued to and registered in the name of the undersigned, and delivered to the undersigned at the following address: . If said number of shares of Common Stock shall not be all the shares purchasable under the Certificate, then a new Common Stock Warrant Certificate for the balance remaining of the shares of Common Stock purchasable shall be issued to and registered in the name of the undersigned, and delivered to the undersigned at the address set forth above.





Dated:              , 20                Signature:
       -------------    -----                     --------------------
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